PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 31,	November 1,	October 31,	November 1,
	2010	2009	2010	2009
Net sales	$110,036	$94,677	$425,554	$361,353
Costs and expenses:
Cost of sales	(84,760)	(77,660)	(333,739)	(304,282)
Selling, general and administrative	(10,300)	(10,166)	(42,387)	(41,162)
Research and development	(3,949)	(3,768)	(14,932)	(15,423)
Consolidation, restructuring and related (charges) credits	168	(811)	4,979	(13,557)
Impairment of long-lived assets	-	-	-	(1,458)
Gain on sale of facility	-	2,034	-	2,034
Operating income (loss)	11,195	4,306	39,475	(12,495)
Other expense, net	(1,052)	(1,765)	(6,922)	(24,609)
Income (loss) before income taxes	10,143	2,541	32,553	(37,104)
Income tax provision	(1,682)	(1,398)	(7,471)	(4,323)
Net income (loss)	8,461	1,143	25,082	(41,427)
Net (income) loss attributable to noncontrolling interests	(317)	98	(1,160)	(483)
Net income (loss) attributable to Photronics, Inc.	$8,144	$1,241	$23,922	$(41,910)

Earnings (loss) per share:
Basic	$0.15	$0.03	$0.45	$(0.97)
Diluted	$0.14	$(0.11)	$0.43	$(0.97)
Weighted-average number of common shares outstanding
Basic	53,710	47,522	53,433	43,210
Diluted	66,145	48,907	65,803	43,210